Exhibit No. 10.10

SHARE EXCHANGE AGREEMENT

This SHARE EXCHANGE AGREEMENT (this “Agreement’), dated as of June 7, 2022, is by and among Cybernate Corp., a Delaware corporation (the “Parent’), Safe-Pro USA, LLC, a Florida limited liability company (the “Company”), and the Members of the Company (each a “Member’’ and collectively the “Members”). Each of the parties to this Agreement is individually referred to herein as a “Party” and collectively as the “Parties.”

BACKGROUND

The Members hold 100% of the Membership Interests of the Company (the “Membership Interests”). The Members have agreed to exchange the Membership Interests for an aggregate of 3,000,000 (Three Million) newly issued shares of Series A Preferred Stock of the Parent with an initial price of $10.00 (the “Parent Preferred Stock”). Each share of Parent Preferred Stock is convertible in to shares of common stock, par value $0.0001 per share, of the Parent (the “Parent Common Stock”) at the fair market value of the Parent Common Stock at the time of conversion as further set forth in the certificate of designation of the Parent Preferred Stock. The Certificate of Designation of Series A Preferred Stock is attached hereto as Exhibit A (the “Certificate of Designation”).

The exchange of Membership Interests for Parent Preferred Stock is intended to constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the “Code”), or such other tax-free reorganization or restructuring provisions as may be available under the Code. The Parent shall retain tax counsel as necessary to maintain the tax-free status of this transaction.

The Board of Directors of each of the Parent and the Company has determined that it is desirable to affect this plan of reorganization and share exchange.

AGREEMENT

NOW THEREFORE, for good and valuable consideration the receipt and sufficiency is hereby acknowledged, the Parties hereto intending to be legally bound hereby agree as follows:

ARTICLE I

Exchange of Shares

SECTION 1.01.Exchange by the Members. At the Closing (as defined in Section 1.03), the Members shall sell, transfer, convey, assign and deliver to the Parent all of the Membership Interests free and clear of all liens in exchange for an aggregate of 3,000,000 shares of Parent Preferred Stock.

SECTION 1.02.Appointment. At the Closing Pravin Borkar, shall be appointed as the Chief Technical Officer of the Parent and to the Board of Directors of the Parent.

SECTION 1.03.Closing. The closing (the “Closing”) of the transactions contemplated by this Agreement (the “Transactions”) shall take place at such location to be determined by the Company and Parent, commencing upon the satisfaction or waiver of all conditions and obligations of the Parties to consummate the Transactions contemplated hereby (other than conditions and obligations with respect to the actions that the respective Parties will take at Closing) or such other date and time as the Parties may mutually determine (the “Closing Date”).

ARTICLE II

Representations and Warranties of the Members

Each Member individually, hereby represents and warrants to the Parent, as follows:

SECTION 2.01.Good Title. The Member is the record and beneficial owner and has good and marketable title to its Membership Interests, with the right and authority to sell and deliver such Membership Interests to Parent as provided herein. At Closing, the Parent will receive good title to such Membership Interests, free and clear of all liens, security interests, pledges, equities and claims of any kind, voting trusts, Member agreements and other encumbrances (collectively, “Liens”).

SECTION 2.02.Power and Authority. All acts required to be taken by each Member to enter into this Agreement and to carry out the Transactions have been properly taken. This Agreement constitutes a legal, valid and binding obligation of the Member, enforceable against such Member in accordance with the terms hereof.

SECTION 2.03.No Conflicts. The execution and delivery of this Agreement by the Member and the performance by the Member of his obligations hereunder in accordance with the terms hereof: (i) will not require the consent of any third party or any federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (“Governmental Entity”) under any statutes, laws, ordinances, rules, regulations, orders, writs, injunctions, judgments, or decrees (collectively, “Laws”); (ii) will not violate any Laws applicable to such Member; and (iii) will not violate or breach any contractual obligation to which such Member is a party.

SECTION 2.04.No Finder’s Fee. The Member has not created any obligation for any finder’s, investment banker’s or broker’s fee in connection with the Transactions that the Company or the Parent will be responsible for.

SECTION 2.05.Purchase Entirely for Own Account. The Parent Preferred Stock proposed to be acquired by the Member hereunder will be acquired for investment for his own account, and not with a view to the resale or distribution of any part thereof, and the Member has no present intention of selling or otherwise distributing the Parent Preferred Stock or the shares of Parent Common Stock issuable upon conversion thereof (the “Parent Conversion Shares”), except in compliance with applicable securities laws.

SECTION 2.06.Available Information. The Member has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Parent.

SECTION 2.07.Non-Registration. The Member understands that the Parent Preferred Stock and the Parent Conversion Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act’) and, if issued in accordance with the provisions of this Agreement, will be issued by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Member’s representations as expressed herein.

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SECTION 2.08.Restricted Securities. The Member understands that the Parent Preferred Stock and the Parent Conversion Shares are characterized as “restricted securities” under the Securities Act inasmuch as this Agreement contemplates that, if acquired by the Member pursuant hereto, the Parent Preferred Stock and the Parent Conversion Shares would be acquired in a transaction not involving a public offering. The Member further acknowledges that if the Parent Preferred Stock and the Parent Conversion Shares are issued to the Member in accordance with the provisions of this Agreement and the Certificate of Designation, such Parent Preferred Stock and Parent Conversion Shares may not be resold without registration under the Securities Act or the existence of an exemption therefrom. The Member represents that it is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

SECTION 2.09.Legends. It is understood that the Parent Preferred Stock and the Parent Common Shares will bear the following legend or another legend that is similar to the following:

NEITHER THE SHARES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH SUCH SHARES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SHARES REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES INTO WHICH SUCH SHARES ARE CONVERTIBLE HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A FORM ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

and any legend required by the “blue sky” laws of any state to the extent such laws are applicable to the securities represented by the certificate so legended.

SECTION 2.11 Member Acknowledgment. Each of the Members acknowledges that he or she has read the representations and warranties of the Company set forth in Article III herein and such representations and warranties are, to the best of his or her knowledge, true and correct as of the date hereof.

ARTICLE III

Representations and Warranties of the Company

The Company represents and warrants to the Parent, except as set forth in the disclosure schedules provided in connection herewith (the “Company Disclosure Schedules”), as follows:

SECTION 3.01.Organization, Standing and Power. The Company is duly incorporated or organized, validly existing and in good standing under the laws of the State of Florida and has the corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, has not had and would not reasonably be expected to have a material adverse effect on the Company, a material adverse effect on the ability of the Company to perform its obligations under this Agreement or on the ability of the Company to consummate the Transactions (a “Company Material Adverse Effect’). The Company is duly qualified to do business in each jurisdiction where the nature of its business or its ownership or leasing of its properties make such qualification necessary, except where the failure to so qualify would not reasonably be expected to have a Company Material Adverse Effect. The Company has delivered to the Parent true and complete copies of the articles of incorporation and bylaws of the Company, each as amended to the date of this Agreement (as so amended, the “Company Charter Documents”). The Company has no direct or indirect subsidiaries.

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(a) Capital Structure. Pravin Borkar is the owner of 100% of the Membership Interests of the Company and no other interests are issued and outstanding. No other classes of Membership Interests are authorized. No interests or other voting securities of the Company are issued, reserved for issuance or outstanding. All outstanding Membership Interests are duly authorized, validly issued, fully paid and non-assessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the applicable corporate laws of its state of incorporation, the Company Charter Documents or any Contract (as defined in Section 3.08) to which the Company is a party or otherwise bound. There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Membership Interests may vote (“Voting Company Debt’). As of the date of this Agreement, there are no options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which the Company is a party or by which the Company is bound (i) obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares or other equity interests in, or any security convertible or exercisable for or exchangeable into any shares or capital stock or other equity interest in, the Company or any Voting Company Debt, (ii) obligating the Company to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or (iii) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of the shares or capital stock of the Company.

SECTION 3.02.Authority; Execution and Delivery; Enforceability. The Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution and delivery by the Company of this Agreement and the consummation by the Company of the Transactions have been duly authorized and approved by the Board of Directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the Transactions. When executed and delivered, this Agreement will be enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency and similar laws of general applicability as to which the Company is subject.

SECTION 3.03.No Conflicts; Consents.

(a) The execution and delivery by the Company of this Agreement does not, and the consummation of the Transactions and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company under any provision of (i) the Company Charter Documents, (ii) any material contract, lease, license, indenture, note, bond, agreement, permit, concession, franchise or other instrument (a “Contract’) to which the Company is a party or by which any of their respective properties or assets is bound or (iii) subject to the filings and other matters referred to in Section 3.04(b), any material judgment, order or decree (“Judgment’) or material Law applicable to the Company or its properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

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(b) Except for required filings with the Securities and Exchange Commission (the “SEC”), if applicable, and applicable “Blue Sky” or state securities commissions, no material consent, approval, license, permit, order or authorization (“Consent”) of, or registration, declaration or filing with, or permit from, any Governmental Entity is required to be obtained or made by or with respect to the Company in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions.

SECTION 3.04.Benefit Plans. The Company does not have or maintain any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, share ownership, share purchase, share option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of the Company (collectively, “Company Benefit Plans”). As of the date of this Agreement there are no severance or termination agreements or arrangements between the Company and any current or former employee, officer or director of the Company, nor does the Company have any general severance plan or policy.

SECTION 3.05.Litigation. There is no action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing against or affecting the Company, or any of its properties before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility (“Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of this Agreement or the Parent Preferred Stock or (ii) could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Company Material Adverse Effect. Neither the Company nor any director or officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim or violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.

SECTION 3.06.Compliance with Applicable Laws. The Company is in compliance with all applicable Laws, including those relating to occupational health and safety and the environment, except for instances of noncompliance that, individually and in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

SECTION 3.07.Brokers; Schedule of Fees and Expenses. Except for those brokers as to which the Company and Parent shall be solely responsible, no broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company.

SECTION 3.08.Contracts. Except as disclosed in the Company Disclosure Schedule, there are no Contracts that are material to the business, properties, assets, condition (financial or otherwise), results of operations or prospects of the Company and its subsidiaries taken as a whole. The Company is not in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any Contract to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.

SECTION 3.09.Title to Properties. The Company does not own any real property. The Company has sufficient title to, or valid leasehold interests in, all of its properties and assets used in the conduct of its businesses all of which are set forth on the Company Disclosure Schedule. All such assets and properties, other than assets and properties in which the Company has leasehold interests, are free and clear of all Liens other than those Liens that, in the aggregate, do not and will not materially interfere with the ability of the Company to conduct business as currently conducted.

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SECTION 3.10.Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Company Material Adverse Effect. None of the Company’s or its subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such subsidiary, and neither the Company nor any of its subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no executive officer of the Company or any subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its subsidiaries to any liability with respect to any of the foregoing matters. The Company and its subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect

SECTION 3.11.Insurance. The Company’s insurance policies are set forth on Schedule 3.11.

SECTION 3.12.Transactions With Affiliates and Employees. Except as set forth on the Company Disclosure Schedule, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner. Notwithstanding the foregoing, the Company is indebted to Pravin Borkar in the amount of $2,193,901.00 (the “Affiliate Debt”) that shall be paid from the cash flow of the Company beginning on the first business day after the Closing from proceeds from the Company’s contract with the United Nations.

SECTION 3.13.Application of Takeover Protections. The Company has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s charter documents or the laws of its state of incorporation that is or could become applicable to the Members as a result of the Members and the Company fulfilling their obligations or exercising their rights under this Agreement, including, without limitation, the issuance of the Parent Preferred Stock and the Members’ ownership of the Parent Preferred Stock.

SECTION 3.14.No Additional Agreements. The Company does not have any agreement or understanding with any Member with respect to the Transactions other than as specified in this Agreement.

SECTION 3.15.lnvestment Company. The Company is not, and is not an affiliate of, and immediately following the Closing will not have become, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

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SECTION 3.16.Absence of Certain Changes or Events. Except in connection with the Transactions and as disclosed in the Company Disclosure Schedule, since inception, the Company has conducted its business only in the ordinary course, and during such period there has not been:

(a) any change in the assets, liabilities, financial condition or operating results of the Company, except changes in the ordinary course of business that have not caused, in the aggregate, a Company Material Adverse Effect; ·

(b) any damage, destruction or loss, whether or not covered by insurance, that would have a Company Material Adverse Effect;

(c) any waiver or compromise by the Company of a valuable right or of a material debt owed to it;

(d) any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and the satisfaction or discharge of which would not have a Company Material Adverse Effect;

(e) any material change to a material Contract by which the Company or any of its assets is bound or subject;

(t) any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and does not materially impair the Company’s ownership or use of such property or assets;

(g) any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

(h) any alteration of the Company’s method of accounting or the identity of its auditors;

(i) any declaration or payment of dividend or distribution of cash or other property to the Members or any purchase, redemption or agreements to purchase or redeem any Membership Interests;

G) any issuance of equity securities to any officer, director or affiliate; or

(k) any arrangement or commitment by the Company to do any of the things described in this Section.

SECTION 3.17.Foreign Corrupt Practices. Neither the Company, nor, to the Company’s knowledge, any director, officer, agent, employee or other person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

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SECTION 3.21 Compliance. Neither the Company nor any subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any subsidiary under), nor has the Company or any subsidiary received written notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Company Material Adverse Effect.

SECTION 3.22 Regulatory Permits. The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described on the Company Disclosure Schedule, except where the failure to possess such permits could not reasonably be expected to result in a Company Material Adverse Effect (“Material Permits”), and neither the Company nor any subsidiary has received any written notice of proceedings relating to the revocation or modification of any Material Permit.

SECTION 3.23 Intellectual Property. The Company has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or required for use in connection with their respective businesses and which the failure to so have could have a Company Material Adverse Effect (collectively, the “Intellectual Property Rights”). All Intellectual Property Rights are set forth on the Company Disclosure Schedule. None of, and neither the Company nor any subsidiary has received a written notice that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement. Neither the Company nor any subsidiary has received a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any person, except as could not have or reasonably be expected to not have a Company Material Adverse Effect. All such Intellectual Property Rights are enforceable and there is no existing infringement by another person of any of the Intellectual Property Rights. The Company and its subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

SECTION 3.24 Office of Foreign Assets Control. Neither the Company nor any of its Subsidiaries nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

SECTION 3.25 U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended.

SECTION 3.26 Bank Holding Company Act. Neither the Company nor any of its subsidiaries or affiliates is subject to the Bank Holding Company Act of I 956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its subsidiaries or affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its subsidiaries or affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

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SECTION 3.27 Money Laundering. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any subsidiary, threatened

ARTICLE IV

Representations and Warranties of the Parent

The Parent represents and warrants as follows to the Members and the Company (the “Parent Disclosure Schedules”):

SECTION 4.01.Organization, Standing and Power. The Parent is duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority · and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, has not had and would not reasonably be expected to have a material adverse effect on the Parent, a material adverse effect on the ability of the Parent to perform its obligations under this Agreement or on the ability of the Parent to consummate the Transactions (a “Parent Material Adverse Effect’). The Parent is duly qualified to do business in each jurisdiction where the nature of its business or their ownership or leasing of its properties make such qualification necessary and where the failure to so qualify would reasonably be expected to have a Parent Material Adverse Effect. The Parent has delivered to the Company true and complete copies of the articles of incorporation of the Parent, as amended to the date of this Agreement (as so amended, the “Parent Charter’’), and the Bylaws of the Parent, as amended to the date of this Agreement (as so amended, the “Parent Bylaws”).

SECTION 4.02.Subsidiaries; Eguity Interests. Except as disclosed in the Parent Disclosure Schedule, the Parent does not own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any person.

(a) Capital Structure. The authorized capital stock of the Parent consists of Two Hundred Million (200,000,000) shares of Parent Common Stock, par value $0.0001 per share, and Ten Million (10,000,000) shares of preferred stock, par value $0.0001 per share, of which (i) 5,000,000 shares of Parent Common Stock were issued and outstanding as of April 19, 2020, (ii) no shares of Parent Common Stock or preferred stock are held by the Parent in its treasury. Except as disclosed in the Parent Disclosure Schedule, no other shares of capital stock or other voting securities of the Parent were issued or outstanding. All outstanding shares of the capital stock of the Parent are, and all such shares that may be issued prior to the date hereof will be when issued, duly authorized, validly issued, fully paid and non-assessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Delaware General Corporation Law, the Parent Charter, the Parent Bylaws or any Contract to which the Parent is a party or otherwise bound. Except as disclosed in the Parent Disclosure Schedule, there are no bonds, debentures, notes or other indebtedness of the Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Parent Preferred Stock may vote (“Voting Parent Debt”). Except in connection with the Transactions or as described in the SEC Documents, or as disclosed in the Parent Disclosure Schedule, as of the date of this Agreement, there are no options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which the Parent is a party or by which it is bound (i) obligating the Parent to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, the Parent or any Voting Parent Debt, (ii) obligating the Parent to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or (iii) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of the capital stock of the Parent. As of the date of this Agreement, there are no outstanding contractual obligations of the Parent to repurchase, redeem or otherwise acquire any shares of capital stock of the Parent. Other than as set forth in the SEC Documents, or as disclosed in the Parent Disclosure Schedule, the Parent is not a party to any agreement granting any security holder of the Parent the right to cause the Parent to register shares of the capital stock or other securities of the Parent held by such security holder under the Securities Act. The stockholder list provided to the Company is a current stockholder list generated by its stock transfer agent, and such list accurately reflects all of the issued and outstanding shares of the Parent Preferred Stock as at the Closing.

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SECTION 4.03.Authority; Execution and Delivery; Enforceability. The execution and delivery by the Parent of this Agreement and the consummation by the Parent of the Transactions have been duly authorized and approved by the Board of Directors of the Parent and no other corporate proceedings on the part of the Parent are necessary to authorize this Agreement and the Transactions. This Agreement constitutes a legal, valid and binding obligation of the Parent, enforceable against the Parent in accordance with the terms hereof.

SECTION 4.04.No Conflicts; Consents.

(a) The execution and delivery by the Parent of this Agreement, does not, and the consummation of Transactions and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any Lien upon any of the properties or assets of the Parent under, any provision of (i) the Parent Charter or Parent Bylaws, (ii) any material Contract to which the Parent is a party or by which any of its properties or assets is bound or (iii) subject to the filings and other matters referred to in Section 4.05(b), any material Judgment or material Law applicable to the Parent or its properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect.

(b) No Consent of, or registration, declaration or filing with, or permit from, any Governmental Entity is required to be obtained or made by or with respect to the Parent in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions, other than the (A) filing with the SEC of a Current Report on Form 8-K disclosing the Transactions contemplated hereby, including all required exhibits thereto; and (B) filings under state “blue sky” laws, as each may be required in connection with this Agreement and the Transactions.

SECTION 4.05. SEC Documents; Undisclosed and Liabilities.

(a) The Parent is not a reporting issuer and does not file reports with the Securities and Exchange Commission.

(b) Except as disclosed in the Parent Disclosure Schedule, the Parent has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a balance sheet of the Parent or in the notes thereto. The Parent Disclosure Schedule sets forth all financial and contractual obligations and liabilities (including any obligations to issue capital stock or other securities of the Parent) due after the date hereof.

SECTION 4.06.Information Supplied. None of the information supplied or to be supplied by the Parent contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

SECTION 4.07.Absence of Certain Changes or Events. Except as disclosed in the Parent Disclosure Schedule, from the date of the most recent financial statements included in the filed Parent Reports to the date of this Agreement, the Parent has conducted its business only in the ordinary course, and during such period there has not been:

(a) any change in the assets, liabilities, financial condition or operating results of the Parent from that reflected in the Parent Reports, except changes in the ordinary course of business that have not caused, in the aggregate, a Parent Material Adverse Effect;

(b) any damage, destruction or loss, whether or not covered by insurance, that would have a Parent Material Adverse Effect;

(c) any waiver or compromise by the Parent of a valuable right or of a material debt owed to it;

(d) any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Parent, except in the ordinary course of business and the satisfaction or discharge of which would not have a Parent Material Adverse Effect;

(e) any material change to a material Contract by which the Parent or any of its assets is bound or subject;

(f) any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

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(g) any resignation or termination of employment of any officer of the Parent;

(h) any mortgage, pledge, transfer of a security interest in, or lien, created by the Parent, with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair the Parent’s ownership or use of such property or assets;

(i) any loans or guarantees made by the Parent to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

(j) any declaration, setting aside or payment or other distribution in respect of any of the Parent’s capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Parent;

(k) any alteration of the Parent’s method of accounting or the identity of its auditors;

(I) any issuance of equity securities to any officer, director or affiliate, except pursuant to existing Parent Preferred Stock option plans; or

(m) any arrangement or commitment by the Parent to do any of the things described in this Section 4.08.

SECTION 4.08.Taxes.

(a) The Parent has timely filed, or has caused to be timely filed on its behalf, all Tax Returns required to be filed by it, and all such Tax Returns are true, complete and accurate, except to the extent any failure to file, any delinquency in filing or any inaccuracies in any filed Tax Returns, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect. All Taxes shown to be due on such Tax Returns, or otherwise owed, has been timely paid, except to the extent that any failure to pay, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect.

(b) There are no Liens for Taxes (other than for current Taxes not yet due and payable) on the assets of the Parent. The Parent is not bound by any agreement with respect to Taxes.

SECTION 4.09.ERISA Compliance; Excess Parachute Payments. The Parent does not, and since its inception never has, maintained, or contributed to any “employee pension benefit plans” (as defined in Section 3(2) of ERISA), “employee welfare benefit plans” (as defined in Section 3(1) of ERISA) or any other Parent Benefit Plan for the benefit of any current or former employees, consultants, officers or directors of Parent.

SECTION 4.10.Litigation. Except as disclosed in the Parent Disclosure Schedule, there is no Action which (i) adversely affects or challenges the legality, validity or enforceability of any of this Agreement or the Parent Preferred Stock or (ii) could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Parent Material Adverse Effect. Neither the Parent nor any director or officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim or violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.

SECTION 4.11.Compliance with Applicable Laws. Except as disclosed in the Parent Disclosure Schedule, the Parent is in compliance with all applicable Laws, including those relating to occupational health and safety, the environment, export controls, trade sanctions and embargoes, except for instances of noncompliance that, individually and in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect. Except as disclosed in the Parent Disclosure Schedule, the Parent has not received any written communication during the past two years from a Governmental Entity that alleges that the Parent is not in compliance in any material respect with any applicable Law.

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SECTION 4.12.Contracts. Except as disclosed in the Parent Reports, or as disclosed in the Parent Disclosure Schedule, there are no Contracts that are material to the business, properties, assets, condition (financial or otherwise), results of operations or prospects of the Parent taken as a whole. The Parent is not in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any Contract to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Parent Material Adverse Effect.

SECTION 4.13.Title to Properties. The Parent has good title to, or valid leasehold interests in, all of its properties and assets used in the conduct of its businesses. All such assets and properties, other than assets and properties in which the Parent has leasehold interests, are free and clear of all Liens and except for Liens that, in the aggregate, do not and will not materially interfere with the ability of the Parent to conduct business as currently conducted. The Parent has complied in all material respects with the terms of all material leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect. The Parent enjoys peaceful and undisturbed possession under all such material leases.

SECTION 4.14.lntellectual Property. The Parent owns or is validly licensed or otherwise has the right to use, all Intellectual Property Rights which are material to the conduct of the business of the Parent taken as a whole. No claims are pending or, to the knowledge of the Parent, threatened that the Parent is infringing or otherwise adversely affecting the rights of any person regarding any Intellectual Property Right. To the knowledge of the Parent, no person is infringing the rights of the Parent with respect to any Intellectual Property Right.

SECTION 4.15.Labor Matters. There are no collective bargaining or other labor union agreements to which the Parent is a party or by which it is bound. No material labor dispute exists or, to the knowledge of the Parent, is imminent with respect to any of the employees of the Parent.

SECTION 4.16.Transactions With Affiliates and Employees. Except as set forth in the Parent Reports, or as disclosed in the Parent Disclosure Schedule, none of the officers or directors of the Parent and, to the knowledge of the Parent, none of the employees of the Parent is presently a party to any transaction with the Parent or any subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Parent, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

SECTION 4.17.Application of Takeover Protections. The Parent has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Parent’s charter documents or the laws of its state of incorporation that is or could become applicable to the Members as a result of the Members and the Parent fulfilling their obligations or exercising their rights under this Agreement, including, without limitation, the issuance of the Parent Preferred Stock and the Members’ ownership of the Parent Preferred Stock.

SECTION 4.18.No Additional Agreements. The Parent does not have any agreement or understanding with the Members with respect to the Transactions other than as specified in this Agreement.

SECTION 4.19.lnvestment Company. The Parent is not, and is not an affiliate of, and immediately following the Closing will not have become, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

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SECTION 4.20.Disclosure. The Parent confirms that neither it nor any person acting on its behalf has provided any Member or its respective agents or counsel with any information that the Parent believes constitutes material, non-public information except insofar as the existence and terms of the proposed transactions hereunder may constitute such information and except for information that will be disclosed by the Parent under a current report filed after the Closing. All disclosure provided to the Members regarding the Parent, its business and the transactions contemplated hereby, furnished by or on behalf of the Parent (including the Parent’s representations and warranties set forth in this Agreement) are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

SECTION 4.21.Certain Registration Matters. Except as specified on the Parent Disclosure Schedules, the Parent has not granted or agreed to grant to any person any rights (including “piggy-back” registration rights) to have any securities of the Parent registered with the SEC or any other governmental authority that have not been satisfied.

SECTION 4.22.Parent Preferred Stock. Upon issue to the Members, the Parent Preferred Stock will be duly and validly issued, fully paid and non-assessable shares of preferred stock in the capital of the Company having such rights as are set forth in the Certificate of Designation.

ARTICLEV

Deliveries

SECTION 5.01.Deliveries of the Members. Concurrently herewith, the Members are delivering to the Parent this Agreement executed by the Members. Upon the Closing, this Agreement shall constitute a duly executed share transfer power for transfer by the Members of their Membership Interests to the Parent (which Agreement shall constitute a limited power of attorney in the Parent or any officer thereof to effectuate any Share transfers as may be required under applicable law, including, without limitation, recording such transfer in the share registry maintained by the Company for such purpose).

SECTION 5.02.Deliveries of the Parent.

(a) Concurrently herewith, the Parent is delivering to the Members and to the Company, a copy of this Agreement executed by the Parent.

(b) At or prior to the Closing, the Parent shall deliver to the Company a stamped copy of the Certificate of Designation as filed with the Secretary of State of the State of Delaware.

(c) At or prior to the Closing, the Parent shall have entered into an employment agreement with Pravin Borkar and Anjali Borkar providing for a base salary, cash bonus, and participation in the Company’s Equity Incentive Plan.

(d) Promptly following the Closing, the Parent shall deliver to the Members, certificates representing the new shares of Parent Preferred Stock issued to the Members set forth on Exhibit B.

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SECTION 5.03.Deliveries of the Company.

(a) Concurrently herewith, the Company is delivering to the Parent this Agreement executed by the Company.

(b) At or prior to the Closing, the Company shall deliver to the Parent:

(i)	a certificate from the Company, signed by its Secretary certifying that the attached copies of the Company’s Charter Documents and resolutions of the Board of Directors or Managers of the Company approving this Agreement and the Transactions, are all true, complete and correct and remain in full force and effect; and

(ii)	A Member list certified by the Company’s President.

ARTICLE VI

Conditions to Closing

SECTION 6.01.Members and Company Conditions Precedent. The obligations of the Members and the Company to enter into and complete the Closing is subject, at the option of the Members and the Company, to the fulfillment on or prior to the Closing Date of the following conditions.

(a) Representations and Covenants. The representations and warranties of the Parent contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. The Parent shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by the Parent on or prior to the Closing Date. The Parent shall have delivered to the Member and the Company, a certificate, dated the Closing Date, to the foregoing effect.

(b) Litigation. No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body or instituted or threatened by any governmental or regulatory body to restrain, modify or prevent the carrying out of the Transactions or to seek damages or a discovery order in connection with such Transactions, or which has or may have, in the reasonable opinion of the Company or the Members, a materially adverse effect on the assets, properties, business, operations or condition (financial or otherwise) of the Parent.

(c) No Material Adverse Change. There shall not have been any occurrence, event, incident, action, failure to act, or transaction since March 31, 2022 which has had or is reasonably likely to cause a Parent Material Adverse Effect.

(d) Deliveries. The deliveries specified in Section 5.02 shall have been made by the Parent.

(e) Satisfactory Completion of Due Diligence. The Company and the Members shall have completed their legal, accounting and business due diligence of the Parent and the results thereof shall be satisfactory to the Company and the Members in their sole and absolute discretion.

(f) Shareholder Agreement. The Members of the Company and the majority shareholder of the Parent shall have entered into a Shareholder Agreement pursuant to which the parties thereto will consult with one another and shall vote together on all matters requiring a vote of the shareholders of the Parent.

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SECTION 6.02.Parent Conditions Precedent. The obligations of the Parent to enter into and complete the Closing are subject, at the option of the Parent, to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by the Parent in writing.

(a) Representations and Covenants. The representations and warranties of the Members and the Company contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. The Members and the Company shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by the Members and the Company on or prior to the Closing Date. The Company shall have delivered to the Parent a certificate, dated the Closing Date, to the foregoing effect.

(b) Litigation. No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body or instituted or threatened by any governmental or regulatory body to restrain, modify or prevent the carrying out of the Transactions or to seek damages or a discovery order in connection with such Transactions, or which has or may have, in the reasonable opinion of the Parent, a materially adverse effect on the assets, properties, business, operations or condition (financial or otherwise) of the Company.

(c) No Material Adverse Change. There shall not have been any occurrence, event, incident, action, failure to act, or transaction since the date hereof which has had or is reasonably likely to cause a Company Material Adverse Effect.

(d) Deliveries. The deliveries specified in Section 5.01 and Section 5.03 shall have been made by the Members and the Company, respectively.

(e) Satisfactory Completion of Due Diligence. The Parent shall have completed its legal, accounting and business due diligence of the Company and the results thereof shall be satisfactory to the Parent in its sole and absolute discretion.

ARTICLE VII

Covenants

SECTION 7.01.Public Announcements. The Parent and the Company will consult with each other before issuing and provide each other the opportunity to review and comment upon, any press releases or other public statements with respect to the Agreement and the Transactions and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchanges.

SECTION 7.02.Fees and Expenses. All fees and expenses incurred in connection with this Agreement shall be paid by the Party incurring such fees or expenses, whether or not this Agreement is consummated.

SECTION 7.03.Continued Efforts. Each Party shall use commercially reasonable efforts to (a) take all action reasonably necessary to consummate the Transactions, and (b) take such steps and do such acts as may be necessary to keep all its representations and warranties true and correct as of the Closing Date with the same effect as if the same had been made, and this Agreement had been dated, as of the Closing Date.

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SECTION 7.04.Exclusivity. Each of the Parent and the Company shall not (and shall not cause or permit any of their affiliates to) engage in any discussions or negotiations with any person or take any action that would be inconsistent with the Transactions and that has the effect of avoiding the Clo ing contemplated hereby. Each of the Parent and the Company shall notify each other immediately if any person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

SECTION 7.05.Access. Each Party shall permit representatives of any other Party to have full access to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to such Party.

SECTION 7.06.Preservation of Business. From the date of this Agreement until the Closing Date, the Company shall operate only in the ordinary and usual course of business consistent with their respective past practices, and shall use reasonable commercial efforts to (a) preserve intact their respective business organizations, (b) preserve the good will and advantageous relationships with customers, suppliers, independent contractors, employees and other persons material to the operation of their respective businesses, and (c) not permit any action or omission that would cause any of their respective representations or warranties contained herein to become inaccurate or any of their respective covenants to be breached in any material respect.

SECTION 7.07. Redemption of Membership Interests. If (i) within 30 days of the Closing, the Company receives adverse legal advice regarding the structure of the transactions contemplated by this Agreement that can’t be resolved pursuant to Section 7.07(a) or (ii) the Parent has not become public by November 30, 2022 (the “Going Public Covenant”) then if agreed to by a majority interest of the Members set forth on Exhibit B the Members may purchase all of the Membership Interests from the Company in exchange for the return of all the Company Preferred Stock plus $1 in the aggregate (the “Redemption Right”) and the Parties will have no further obligations to one another arising from this Agreement. If the Members elect to exercise this Redemption Right, they shall deliver notice of such Election to the Parent and the Parent shall have 60 days to satisfy the Going Public Covenant, and if not satisfied then the Parent shall exchange the Membership Interests for the Parent Preferred Stock plus $1.00.

(a) Good Faith Resolution. If the Company and the Members received adverse legal advice as set forth in Section 7.08(i), above, then the Parent, the Company, and the Members shall act in good faith to try to resolve any issues regarding the agreement including amending the agreement or entering into additional agreements. If after 15 business days, the Parties cannot resolve the issues presented pursuant to Section 7.07(i), then the Members may elect to the Redemption Right and the Parent shall exchange the Membership Interests for the Parent Preferred Stock plus $1.00, and there will be no further obligations between the Parties with respect to this Agreement.

SECTION 7.08.Redemotion of Parent Preferred Stock. After the Parent has listed its common shares for trading on a national market system exchange (the “Listing”) and the Affiliate Debt has been repaid, the Members may at their election, require that the Company redeem:

(a) up to $1,000,000 of Parent Preferred Stock at the time of the Listing.

(b) up to $1,000,000 of Parent Preferred Stock if the Parent raises more than $10,000,000 (Ten Million Dollars) in an offering subsequent to the Listing

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(c) up to $250,000 of Parent Preferred Stock on a quarterly basis, beginning two fiscal quarters after the Listing, until the parent has redeemed $5,000,000 in the aggregate of Parent Preferred Stock, or 18 (eighteen) fiscal quarters have elapsed since the Listing.

In no event shall the sum of redemptions set forth in paragraphs (a), (b), and (c), above, be more than $5,000,000 (Five Million Dollars) in the aggregate.

ARTICLE VIII

Miscellaneous

SECTION 8.0I .Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given upon receipt by the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to the Parent, to:

Cybernate Corp.

c/o Jonathan D. Leinwand, P.A.

18305 Biscayne Blvd. Suite 200

Aventura FL. 33160

Attn: Chief Executive Officer

If to the Company, to:

Safe-Pro USA LLC

9384 S.W. 1st Place

Coral Springs, FL 33071

Attn: Pravin Borkar, Manager

If to the Members at the addresses set forth in Exhibit B hereto.

SECTION 8.02.Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company, Parent and the Members. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any Party to exercise any right hereunder in any manner impair the exercise of any such right.

SECTION 8.03.Replacement of Securities. If any certificate or instrument evidencing any Parent Preferred Stock is mutilated, lost, stolen or destroyed, the Parent shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefore, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Parent of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Parent Preferred Stock. If a replacement certificate or instrument evidencing any Parent Preferred Stock is requested due to a mutilation thereof, the Parent may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

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SECTION 8.04.Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Members, Parent and the Company will be entitled to specific performance under this Agreement. The Parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

SECTION 8.05.Limitation of Liability. Notwithstanding anything herein to the contrary, each of the Parent and the Company acknowledge and agree that the liability of the Members arising directly or indirectly, under any transaction document of any and every nature whatsoever shall be satisfied solely out of the assets of the Members, and that no trustee, officer, other investment vehicle or any other affiliate of the Members or any investor, Member or holder of shares of beneficial interest of the Members shall be personally liable for any liabilities of the Members.

SECTION 8.06.Intetpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

SECTION 8.07.Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that Transactions contemplated hereby are fulfilled to the extent possible.

SECTION 8.08.Countetparts; Facsimile Execution. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties. Facsimile execution and delivery of this Agreement is legal, valid and binding for all purposes.

SECTION 8.09.Entire Agreement; Third Party Beneficiaries. This Agreement, taken together with the Company Disclosure Schedule, (a) constitutes the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the Transactions and (b) are not intended to confer upon any person other than the Parties any rights or remedies.

SECTION 8.10.Governing Law; Venue. This Agreement, the legal relations between the parties and any Action, whether contractual or non-contractual, instituted by any party with respect to any matter arising between the parties, including but not limited to matters arising under or in connection with this Agreement, such as the negotiation, execution, interpretation, coverage, scope, performance, breach, termination, validity, or enforceability of this Agreement, shall be governed by and construed in accordance with the internal laws of the State of Florida without reference to principles of conflicts of laws. The parties hereto hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of Florida and the Federal Courts of the United States of America located within Broward County with respect to any matter arising between the parties, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or thereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Florida State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in any manner as may be permitted by applicable Law, shall be valid and sufficient service thereof. With respect to any particular action, suit or proceeding arising between the parties, including but not limited to matters arising under or in connection with this Agreement, venue shall lie solely in any Florida State or any Federal Court of the United States of America sitting in Broward County of Florida.

SECTION 8.11.Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the Parties without the prior written consent of the other Parties. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Share Exchange Agreement as of the date first above written.

The Parent:
Cybernate Corp.

	By:	/s/ Daniyel Erdberg
	Name:	Daniyel Erdberg
	Title:	Chief Executive Officer

The Company:
Safe-Pro USA LLC

	By:	/s/ Pravin Borkar
	Name:	Pravin Borkar
	Title:	Manager

[Signature Page to Share Exchange Agreement]